Exhibit 99.1

Towers Watson Reports Strong Fourth Quarter Earnings

  Revenues of $879 million, up 5% over prior year
  Adjusted Diluted EPS from continuing operations of $1.34, up 2% over prior year
  Diluted EPS from continuing operations of $1.17, up 4% over prior year

Fiscal Year 2014 Adjusted Diluted EPS from continuing operations of $5.76, up 10% over prior year

Fiscal Year 2014 Diluted EPS from continuing operations of $4.98 up 21% over prior year

ARLINGTON, Va.--(BUSINESS WIRE)--August 12, 2014--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the fourth quarter of fiscal year 2014, which ended June 30, 2014.

Total revenues were $879 million for the quarter, an increase of 5% (4% increase constant currency) from $835 million for the fourth quarter of fiscal year 2013. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 3% from the prior year fourth quarter. For the fiscal year, revenues were $3.5 billion, an increase of 1% over the prior year.

Adjusted EBITDA for the fourth quarter of fiscal year 2014 was $169 million, or 19.2% of revenues, versus Adjusted EBITDA of $161 million, or 19.3% of revenues, for the prior year fourth quarter. For the fiscal year, Adjusted EBITDA was $670 million or 19.2% of revenues.

Income from continuing operations (attributable to common stockholders) for the fourth quarter of fiscal year 2014 was $82 million as compared to $80 million in the fourth quarter of fiscal year 2013. For the quarter, diluted earnings per share from continuing operations were $1.17, a 4% increase over the prior year, and adjusted diluted earnings per share from continuing operations were $1.34, a 2% increase over the prior year. The tax rate for continuing operations for the quarter was 34%.

“We were very pleased with the fourth quarter results and ending the fiscal year on such a strong note” said John Haley, chief executive officer. “We had three significant goals for fiscal year 2014: enhance the capabilities the OneExchange platform; re-align the Risk Consulting and Software business; and direct resources to long-term growth initiatives. While we experienced some pressure on revenues this past year, I’m pleased to say that we’ve accomplished our organizational goals in building the foundation for long-term growth. OneExchange is the only multi-carrier platform in the market today that can address all employee populations on a fully insured and self-insured basis, the Risk Consulting and Software business has returned to historical profitability, and the divestiture of the Brokerage business provided capital to refocus our resources for more strategic growth initiatives, particularly the enhancement of OneExchange through the acquisition of Liazon.”

Fourth Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $508 million, an increase of 3% (1% increase constant currency) from $494 million in the prior-year fourth quarter. Retirement revenues were roughly flat, as a moderate increase in de-risking activities in the Americas was offset by softness in the EMEA Region. Health and Group Benefits had mid-single digit constant currency revenue growth due to new consulting work. Technology and Administration Solutions had mid-single digit constant currency revenue growth due to new client work in the U.S. The Benefits segment had a Net Operating Income (“NOI”) margin of 31% in the fourth quarter of fiscal year 2014.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $161 million, an increase of 10% (7% increase constant currency) from $146 million in the prior-year fourth quarter. Risk Consulting and Software had mid-single digit constant currency revenue growth, led by the EMEA region as a result of both increased consulting work and a significant increase in software-related revenues. Investment had low double digit constant currency revenue growth this quarter. The Risk and Financial Services segment had an NOI margin of 24% in the fourth quarter of fiscal year 2014.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $131 million, a decrease of 1% (1% decrease constant currency) from $132 million in the prior-year fourth quarter. Executive Compensation had mid-single digit constant currency revenue growth and experienced growth in all regions. Rewards, Talent and Communication had a mid-single digit constant currency revenue decline, driven by a low double digit decline in the Americas. Data, Surveys and Technology had low single digit constant currency revenue growth. The Talent and Rewards segment had an NOI margin of 8% in the fourth quarter of fiscal year 2014. The second half of the year typically has lower margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $51 million, an increase of 48% (48% increase constant currency) from $35 million in the prior year fourth quarter. OneExchange Retiree increased in the low 40% range. Liazon contributed approximately $2.5 million in revenues this quarter. The Exchange Solutions segment had an NOI margin of 37% in the fourth quarter of fiscal year 2014. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal Year 2015

For the first quarter of fiscal year 2015, the company expects to report revenues in the range of $840 million to $860 million, reflecting constant currency revenue growth in the range of 2% to 5%. The company expects adjusted diluted earnings per share in the range of $1.17 to $1.22. This guidance assumes an average exchange rate of 1.68 U.S. dollars to the British Pound and 1.34 U.S. dollars to the Euro for the first quarter of fiscal year 2015.

Full fiscal year 2015 guidance will be provided at Towers Watson’s Analyst Day on September 19, 2014.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the fourth quarter of fiscal year 2014. It will be held on Tuesday, August 12, 2014, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 92596640.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has more than 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company’s management uses to evaluate the business and for financial planning, we present (1) Adjusted EBITDA, (2) Adjusted income from continuing operations (attributable to common stockholders), and (3) Adjusted Diluted Earnings Per Share from continuing operations (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. We use Adjusted income from continuing operations (attributable to common stockholders), the numerator, for the purpose of calculating Adjusted Diluted Earnings Per Share from continuing operations. The Company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations and Free Cash Flow are relevant and useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the Merger in January 2010, we have incurred significant acquisition-related expenses related to our merger and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and merger-related stock-based compensation costs from the issuance of merger-related restricted shares. Included in our acquisition-related transaction and integration costs are integration consultant fees and legal, accounting, marketing and information technology integration expenses. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses.

The Company’s non-U.S. GAAP measures and their accompanying definitions are presented as follows:

  Adjusted EBITDA – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, stock-based compensation, and other non-operating income excluding income from variable interest entity.
  Adjusted income from continuing operations (attributable to common stockholders) – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, and adjusted for certain tax effected merger and acquisition related items of transaction and integration expenses, non-cash stock-based compensation, and amortization of intangible assets.
  Adjusted Diluted Earnings Per Share from continuing operations – diluted earnings per share from continuing operations adjusted for discontinued operations, net of tax, and adjusted for certain tax effected merger and acquisition related items of transaction and integration expenses, non-cash stock-based compensation, and amortization of intangible assets.
  Free Cash Flow - Cash Flows from Operating Activities less cash flows used for Fixed Assets and Software for Internal Use, each of which is presented on the GAAP Consolidated Statements of Cash Flows.

These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliation of Adjusted EBITDA to net income (attributable to common stockholders), Adjusted income from continuing operations to net income (attributable to common stockholders), Adjusted Diluted Earnings Per Share from continuing operations to diluted earnings per share from continuing operations and Free Cash Flow are included in the accompanying tables to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisitions of Extend Health and Liazon are not profitable or are not otherwise successfully integrated; our ability to protect client data and our information systems; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions or OneExchange businesses fail to maintain good relationships with insurance carriers, become dependent upon a limited number of insurance carriers or fail to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(In Thousands of U.S. Dollars)

Segment Revenue

	Revenue for the Three
	Months Ended June 30,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits	$507,894	$494,423	3%	2%	0%	1%
Risk & Financial Services*	161,094	146,044	10%	3%	0%	7%
Talent & Rewards	131,239	132,002	(1)%	0%	0%	(1)%
Exchange Solutions	51,298	34,599	48%	0%	7%	41%
Reportable Segments	$851,525	$807,068

	Revenue for the Year
	Ended June 30,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits	$1,979,674	$1,994,458	(1)%	0%	0%	(1)%
Risk & Financial Services*	638,437	645,345	(1)%	1%	0%	(2)%
Talent & Rewards	582,703	573,336	2%	0%	0%	2%
Exchange Solutions	169,975	94,858	79%	0%	6%	73%
Reportable Segments	$3,370,789	$3,307,997

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended June 30,			Year Ended June 30,
		2014	2013		2014	2013

Reportable Segments		$851,525	$807,068		$3,370,789	$3,307,997
Reimbursable Expenses and Other		27,460	28,214		111,123	124,518
Consolidated Revenues		$878,985	$835,282		$3,481,912	$3,432,515

Segment Net Operating Income

		Three Months Ended June 30,			Year Ended June 30,
		2014	2013		2014	2013

Benefits		$158,101	$168,682		$619,117	$674,657
Risk & Financial Services*		38,472	21,335		148,448	132,285
Talent & Rewards		10,569	15,179		119,287	114,227
Exchange Solutions		19,145	17,473		32,731	16,228
Reportable Segments		$226,287	$222,669		$919,583	$937,397

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended June 30,			Year Ended June 30,
		2014	2013		2014	2013

Reportable Segments		$226,287	$222,669		$919,583	$937,397
Differences in Allocation Methods		9,328	(13,816)		19,298	(12,832)
Amortization of Intangible Assets		(18,249)	(19,186)		(75,212)	(76,963)
Transaction and Integration Expenses		-	-		(1,049)	(30,753)
Stock-Based Compensation		(3,578)	(2,455)		(11,285)	(18,978)
Discretionary Compensation		(75,509)	(58,129)		(301,428)	(324,370)
Payroll Tax on Discretionary Compensation		(3,506)	(4,030)		(17,484)	(19,377)
Other, net		(9,535)	(7,598)		(37,915)	(21,719)
Income from Operations		$125,238	$117,455		$494,508	$432,405

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(In Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended				Year Ended
	June 30, 2014		June 30, 2013		June 30, 2014		June 30, 2013

Net Income (attributable to common stockholders)	$82,392		$82,879		$359,300		$318,812
Less: Income from Discontinued Operations, net of tax	77		2,784		6,057		23,642
Income from Continuing Operations (attributable to common stockholders)	82,315		80,095		353,243		295,170
Adjusted for certain acquisition related items:
Amortization of intangible assets	12,089		13,061		54,354		52,387
Transaction and integration expenses including severance	-		-		758		20,933
Stock-based compensation	-		850		-		6,079
Adjusted Income from continuing operations	$94,404		$94,006		$408,355		$374,569

Weighted average shares of common stock, diluted (000)	70,679		71,198		70,955		71,555

Diluted EPS from continuing operations	$1.17		$1.12		$4.98		$4.13
Adjusted for certain acquisition related items:
Amortization of intangible assets	0.17		0.19		0.77		0.73
Transaction and integration expenses including severance	-		-		0.01		0.29
Stock-based compensation	-		0.01		-		0.08
Adjusted Diluted EPS from continuing operations	$1.34		$1.32		$5.76		$5.23

	Three Months Ended				Year Ended
	June 30, 2014		June 30, 2013		June 30, 2014		June 30, 2013

Net Income (attributable to common stockholders)	$82,392		$82,879		$359,300		$318,812
Less: Income from Discontinued Operations, net of tax	77		2,784		6,057		23,642
Income from Continuing Operations (attributable to common stockholders)	82,315		80,095		353,243		295,170
Provision for Income Taxes	41,927		37,342		138,249		136,991
Interest, net	1,522		2,351		6,228		10,276
Depreciation and Amortization	43,887		42,070		174,818		173,040
Other Non-Operating Income (a)	(483)		(1,868)		(3,929)		(6,872)
Transaction and Integration Expenses	-		-		1,049		30,753
Stock-Based Compensation	-		1,248		-		8,931

Adjusted EBITDA and Adjusted EBITDA Margin	$169,168	19.2%	$161,238	19.3%	$669,658	19.2%	$648,289	18.9%

(a) Other non-operating income includes income from affiliates and other non-operating income excluding income from variable interest entity

TOWERS WATSON & CO.
Consolidated Statements of Operations
(In Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013

Revenue	$878,985	$835,282	$3,481,912	$3,432,515

Costs of providing services:
Salaries and employee benefits	531,896	494,658	2,106,431	2,085,188
Professional and subcontracted services	61,572	77,964	249,775	267,715
Occupancy	35,595	32,826	137,883	139,942
General and administrative expenses	80,797	70,309	317,448	303,472
Depreciation and amortization	43,887	42,070	174,818	173,040
Transaction and integration expenses	-	-	1,049	30,753
	753,747	717,827	2,987,404	3,000,110

Income from operations	125,238	117,455	494,508	432,405

Loss from affiliates	-	-	-	(56)
Interest income	956	282	2,803	2,400
Interest expense	(2,478)	(2,633)	(9,031)	(12,676)
Other non-operating income	483	1,868	10,226	6,928

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	124,199	116,972	498,506	429,001

Provision for income taxes	41,927	37,342	138,249	136,991

INCOME FROM CONTINUING OPERATIONS	82,272	79,630	360,257	292,010

Income from discontinued operations, net of tax of ($1,810), $4,402, $39,202 and $15,561, respectively	77	2,784	6,057	23,642

NET INCOME BEFORE NON-CONTROLLING INTERESTS	82,349	82,414	366,314	315,652

Less: (Loss) / income attributable to non-controlling interests	(43)	(465)	7,014	(3,160)

NET INCOME (attributable to common stockholders)	$82,392	$82,879	$359,300	$318,812

Basic earnings per share (attributable to common stockholders):
Net income from continuing operations	$1.17	$1.13	$5.00	$4.15
Net income from discontinued operations	0.00	0.04	0.09	0.33
Net income - basic	$1.17	$1.17	$5.09	$4.48

Diluted earnings per share (attributable to common stockholders):
Net income from continuing operations	$1.17	$1.12	$4.98	$4.13
Net income from discontinued operations	0.00	0.04	0.08	0.33
Net income - diluted	$1.17	$1.16	$5.06	$4.46

Weighted average shares of common stock, basic (000)	70,291	70,806	70,587	71,150
Weighted average shares of common stock, diluted (000)	70,679	71,198	70,955	71,555

TOWERS WATSON & CO.
Consolidated Balance Sheets
(In Thousands of U.S. Dollars, Except Share Data)

	June 30,	June 30,
	2014	2013

Assets
Cash and cash equivalents	$727,849	$532,805
Fiduciary Assets	12,010	148,414
Short-term investments	122,761	56,645
Receivables from clients:

Billed, net of allowances of $8,075 and $12,768	507,213	519,580
Unbilled, at estimated net realizable value	314,020	306,258
	821,233	825,838

Other current assets	124,645	148,519
Total current assets	1,808,498	1,712,221

Fixed assets, net	374,444	346,915
Deferred income taxes	79,103	86,313
Goodwill	2,313,058	2,218,935
Intangible assets, net	657,293	687,758
Other assets	395,390	279,935
Total Assets	$5,627,786	$5,332,077

Liabilities
Accounts payable, accrued liabilities and deferred income	$404,760	$351,648
Employee-related liabilities	518,532	560,831
Fiduciary liabilities	12,010	148,414
Term loan - current	25,000	25,000
Other current liabilities	74,297	26,980
Total current liabilities	1,034,599	1,112,873

Revolving credit facility	-	-
Term loan	200,000	225,000
Accrued retirement benefits and other employee-related liabilities	768,024	771,429
Professional liability claims reserve	225,959	251,191
Other noncurrent liabilities	288,255	226,750
Total Liabilities	2,516,837	2,587,243

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized;
74,552,661 and 69,178,097 issued, and 70,338,891 and 65,341,759 outstanding	746	692
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized;
0 and 5,374,070 issued and outstanding	-	54
Additional paid-in capital	1,849,119	1,850,448
Treasury stock, at cost - 4,213,770 and 3,836,338 shares	(286,182)	(221,643)
Retained earnings	1,722,927	1,394,407
Accumulated other comprehensive loss	(189,702)	(299,464)
Total Stockholders' Equity	3,096,908	2,724,494
Non-controlling interest	14,041	20,340
Total Equity	3,110,949	2,744,834

Total Liabilities and Total Equity	$5,627,786	$5,332,077

TOWERS WATSON & CO.
Consolidated Statements of Cash Flows
(In Thousands of U.S. Dollars)

	Year Ended June 30,
	2014	2013

Cash flows from operating activities:
Net income before non-controlling interests	$366,314	$315,652
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful receivables from clients	4,429	8,351
Depreciation	99,606	96,811
Amortization of intangible assets	75,932	78,910
Gain on sale of discontinued operations, pretax	(23,950)	-
Provision for deferred income taxes	58,220	62,510
Stock-based compensation	22,517	28,906
Other, net	(3,704)	(3,249)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	17,528	40,079
Fiduciary assets	113,317	23,177
Other current assets	14,722	(16,710)
Other noncurrent assets	(9,175)	10,507
Accounts payable, accrued liabilities and deferred income	16,000	31,144
Employee-related liabilities	(46,766)	33,642
Fiduciary liabilities	(113,317)	(23,177)
Accrued retirement benefits and other employee-related liabilities	(139,922)	(141,895)
Professional liability claims reserves	(27,967)	(13,575)
Other current liabilities	4,838	(1,800)
Other noncurrent liabilities	(26,095)	(2,649)
Income tax related accounts	53,564	4,680
Cash flows from operating activities	456,091	531,314

Cash flows used in investing activities:
Cash paid for business acquisitions	(211,894)	(5,678)
Cash transferred with discontinued operations	(25,066)	-
Proceeds from discontinued operations	259,677	7,371
Cash acquired from business acquisitions	17,763	636
Fixed assets and software for internal use	(64,825)	(77,891)
Purchases of investments of consolidated variable interest entity	(109,510)	-
Capitalized software costs	(55,996)	(50,081)
Purchases of held-to-maturity securities	(142,971)	-
Redemptions of held-to-maturity securities	37,161	-
Purchases of available-for-sale securities	(30,143)	(61,251)
Sales and redemptions of available-for-sale securities	57,742	49,128
Cash flows used in investing activities	(268,062)	(137,766)

Cash flows used in financing activities:
Borrowings under credit facility	220,600	422,600
Repayments under credit facility	(220,600)	(630,600)
Repayments of notes payable	(25,000)	-
Earn-out payments	(3,652)	(3,556)
Cash received from consolidated variable interest entity	109,510	-
Contingent retention liability	21,746	-
Cash paid on retention liability	(1,939)	-
Dividends paid	(21,058)	(48,153)
Repurchases of common stock	(92,823)	(46,618)
Payroll tax payments on vested shares	(11,822)	(25,010)
Excess tax benefits	9,794	4,657
Cash flows used in financing activities	(15,244)	(326,680)

Effect of exchange rates on cash	22,259	(12,242)

Increase in cash and cash equivalents	195,044	54,626

Cash and cash equivalents at beginning of period	532,805	478,179

Cash and cash equivalents at end of period	$727,849	$532,805

CONTACT:
Towers Watson
Investor Contact:
Aida Sukys, + 703-258-8033
Aida.Sukys@towerswatson.com